UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 31, 2012

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On October 31, 2012, AmTrust Financial Services, Inc. (the "Company"), through its wholly-owned subsidiary IGI Group Limited, entered into a Sale and Purchase Agreement (the "Purchase Agreement") with Ally Insurance Holdings, Inc. (the "Seller"), pursuant to which the Company will acquire all of the issued and outstanding shares of capital stock of Car Care Plan (Holdings) Limited ("CCPH"), a wholly-owned subsidiary of the Seller. CCPH is an administrator, insurer and provider of auto extended warranty, guaranteed asset protection (GAP), Wholesale Floorplan Insurance and other complementary insurance products. CCPH underwrites its products and the products of third-party administrators through its subsidiary Motors Insurance Company Limited, a UK insurer authorized by the Financial Services Authority. CCPH has approximately 350 employees and is headquartered in Thornbury, West Yorkshire in England with operations in the United Kingdom, Europe, China, North America and Latin America.
The purchase price to be paid by the Company for the shares of CCPH will be the consolidated tangible book value of CCPH as of the closing, subject to certain adjustments, including reduction for (a) costs relating to the transfer and reorganization of certain foreign subsidiaries, (b) liabilities of CCPH in respect of certain pension plans maintained by CCPH, and (c) costs relating to the transfer and maintenance of information technology. The Company currently estimates that the adjusted purchase price will be approximately $70,000,000.
The Purchase Agreement contains customary covenants of the Seller, including, among others, the Seller's covenant to operate the business of CCPH in the ordinary course of business consistent with past practice between the execution of the Agreement and the closing of the transaction. Significant other covenants of the Seller include (i) not conducting or participating in a business that competes with the business of CCPH for a period of three years after the closing, subject to certain limited exceptions, and (ii) not soliciting for employment certain key employees of CCPH for a period of three years after the closing. The Seller and the Company make customary warranties in the Purchase Agreement, which survive the Closing and generally terminate eighteen months thereafter, and will provide indemnity for breaches of their respective warranties. The Seller will also provide additional indemnity for liabilities of CCPH in respect of certain pension plans previously maintained by affiliates of CCPH, tax liabilities and other matters.

In connection with the closing of the transaction, the parties (or their affiliates) have agreed to enter into certain other agreements, including a Transition Services Agreement, pursuant to which the Seller will provide certain transitional services to IGI Group Limited and the Company, and two Reinsurance Agreements, pursuant to which affiliates of the Seller will reinsure certain insurance contracts of such affiliates with affiliates of IGI Group Limited.

The transaction, which is expected to close in the first quarter of 2013, is subject to customary closing conditions, including approval of the transaction by the Financial Services Authority of the United Kingdom.
A copy of the Company's press release announcing the foregoing transaction is attached hereto as Exhibit 99.1.
Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 1, 2012, announcing the transaction.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date: November 1, 2012	By:	/s/ Stephen Ungar
Stephen Ungar
General Counsel and Secretary